Exhibit 1.4

[Translation]

REGULATIONS OF THE AUDIT AND SUPERVISORY COMMITTEE

Established: June 15, 2017

HONDA MOTOR CO., LTD.

REGULATIONS OF THE AUDIT AND SUPERVISORY COMMITTEE

Article 1.    (Purpose)

These Regulations shall govern the matters concerning the Audit and Supervisory Committee of the Company under laws and ordinances and the Articles of Incorporation.

Article 2.    (Composition)

1. The Audit and Supervisory Committee shall be composed of all of Directors who are Audit and Supervisory Committee Members (the “Audit and Supervisory Committee Members” hereafter in these Regulations) of the Company.

2. The Audit and Supervisory Committee shall have a chairman of the Audit and Supervisory Committee.

3. The Audit and Supervisory Committee shall have one or more Full-time Audit and Supervisory Committee Members.

Article 3.    (Duties of the Audit and Supervisory Committee)

The Audit and Supervisory Committee shall perform the duties set out below:

(1)	Audit of the performance of duties by Directors and prepare audit reports;

(2)	Determination of contents of an agenda concerning appointment and dismissal and non-reappointment of the Accounting Auditor;

(3)

Determination of opinions of the Audit and Supervisory Committee on election, dismissal or resignation of the Directors (excluding those who are Audit and Supervisory Committee Members; the same shall apply in this Article);

(4)

Determination of opinions of the Audit and Supervisory Committee on compensation (which shall mean remuneration, bonus and other property benefits to be received as a consideration for performance of duties; the same shall apply hereafter in these Regulations) of the Directors; and

(5)	Other duties prescribed by laws and ordinances and the Articles of Incorporation.

Article 4.    (Meetings)

Meetings of the Audit and Supervisory Committee shall be held regularly. However, meetings may be held from time to time whenever necessary.

Article 5.    (Convener)

1. The chairman of the Audit and Supervisory Committee shall convene and operate the meetings of the Audit and Supervisory Committee.

2. Each Audit and Supervisory Committee Member is entitled to request the chairman of the Audit and Supervisory Committee to convene a meeting of the Audit and Supervisory Committee.

3. If the chairman of the Audit and Supervisory Committee does not convene a meeting of the Audit and Supervisory Committee despite a request made under the preceding paragraph, the Audit and Supervisory Committee Member who made the request will be entitled to convene and operate the meeting himself or herself.

Article 6.    (Convocation Procedures)

1. To convene a meeting of the Audit and Supervisory Committee, a notice of convocation shall be dispatched to each Audit and Supervisory Committee Member at least three (3) days before the date of the meeting.

2. If there is a unanimous consent of the Audit and Supervisory Committee Members, a meeting of the Audit and Supervisory Committee may be held without following the procedures for convocation.

Article 7.    (Method of Resolutions)

1. A resolution of a meeting of the Audit and Supervisory Committee shall be adopted by a majority of the Audit and Supervisory Committee Members, where a majority of the Audit and Supervisory Committee Members who are entitled to vote on such resolution attend such meeting.

2. With respect to a resolution mentioned in the preceding paragraph, any Audit and Supervisory Committee Member who has special interest with the resolution may not vote thereon.

3. Before adopting any resolution, Audit and Supervisory Committee Members shall deliberate based on sufficient materials.

Article 8.    (Matters to be Resolved at the Audit and Supervisory Committee)

1. The Audit and Supervisory Committee shall resolve resolutions set out below unless otherwise stipulated by laws and ordinances or the Articles of Incorporation:

(1)	Election or dismissal of the chairman of the Audit and Supervisory Committee;

(2)	Election or dismissal of any Full-time Audit and Supervisory Committee Member;

(3)	Election of an Audit and Supervisory Committee Member who handles the matters set out in Article 9 hereof (the “Selected Audit and Supervisory Committee Members” hereafter in these Regulations);

(4)	Election of an Audit and Supervisory Committee Member who handle the matters set out in Article 10 hereof (the “Specified Audit and Supervisory Committee Member” hereafter in these Regulations);

(5)	Establishment of the Code of the Audit and Supervisory Committee Auditing Standards;

(6)	Matters concerning the audit policy, the audit plan, the audit method and the allocation of audit duties;

(7)	Matters that Audit and Supervisory Committee Member deem necessary to perform their duties, such as the audit budget and matters concerning the performance of their duties;

(8)	Preparation of audit reports;

(9)	Policies for determination of dismissal or non-reappointment of the Accounting Auditor;

(10)	Determination of whether reappointment of the Accounting Auditor is appropriate;

(11)	Determination of contents of an agenda concerning dismissal or non-reappointment of the Accounting Auditor to be submitted to a General Meeting of Shareholders;

(12)	Determination of contents of an agenda concerning appointment of the Accounting Auditor to be submitted to a General Meeting of Shareholders;

(13)	Appointment of a person who temporarily performs the duties of an accounting auditor (the “Temporary Accounting Auditor”) in the case there is a vacancy in the Accounting Auditor;

(14)	Approval for transactions with conflict of interest carried out by Directors;

(15)	Determination of opinions of the Audit and Supervisory Committee on election, dismissal or resignation of Directors (excluding those who are Audit and Supervisory Committee Members);

(16)	Determination of opinions of the Audit and Supervisory Committee on compensation of Directors (excluding those who are Audit and Supervisory Committee Members);

(17)	Determination of request that election of Audit and Supervisory Committee Members be the subject of a General Meeting of Shareholders;

(18)	Determination of request to submit an agenda concerning election of Audit and Supervisory Committee Members to a General Meeting of Shareholders;

(19)

Expression of opinions of the Audit and Supervisory Committee which shall be notified to shareholders on the relevant occasions including the issuance of shares which causes a change of control of the Company; and

(20)	Other matters that the Audit and Supervisory Committee deems necessary with respect to its performance of duties.

Article 9.    (Selected Audit and Supervisory Committee Member)

1. The Audit and Supervisory Committee shall determine a member who handles the matters set out below as Selected Audit and Supervisory Committee Member:

(1)

Request to Directors, Operating Officers (shikko yakuin in general) and other employees to report with respect to matters concerning the performance of duties of the Audit and Supervisory Committee, or investigate the status of operations and assets of the Company;

(2)	Request to the Company’s subsidiaries to report with respect to their business or investigate the status of operations and assets of the subsidiaries;

(3)	Request to the Accounting Auditor to report with respect to its audit;

(4)

Report of the dismissal of the Accounting Auditor in accordance with the procedure set out in Item1, Paragraph 1 of Article 12 hereof and the reason thereof at a General Meeting of Shareholders which is held for the first time after that dismissal;

(5)	Convocation of the Board of Directors;

(6)

Statement of opinions of the Audit and Supervisory Committee concerning the election or dismissal or resignation of the Directors (excluding those who are Audit and Supervisory Committee Members; the same shall apply in this Article) at a General Meeting of Shareholders;

(7)	Statement of opinions of the Audit and Supervisory Committee concerning compensation of the Directors at a General Meeting of Shareholders;

(8)	Representation of the Company in lawsuits between the Company and any Director; and

(9)	Representation of the Company in other matters such as filing lawsuits.

2. The Selected Audit and Supervisory Committee Member who handles the matters set out in Item 1 or Item 2 of preceding paragraph shall follow resolutions of the Audit and Supervisory Committee, if any, with respect to matters concerning collection of the report or investigations prescribed in those Items.

Article 10.  (Specified Audit and Supervisory Committee Member)

1. The Audit and Supervisory Committee shall, by its resolution, determine a member who performs the duties set out below (the “Specified Audit and Supervisory Committee Member” in this Article):

(1)

To receive a business report and its supplementary schedules and statements of accounts from the Directors which the Audit and Supervisory Committee shall receive, and send them to other Audit and Supervisory Committee Members;

(2)

To provide a notice of the contents of the audit report of the Audit and Supervisory Committee concerning a business report and its supplementary schedules to the relevant Director specified to receive that notice (the “Specified Director” in this Article);

(3)	To agree with the Specified Director on the date on which the Specified Audit and Supervisory Committee Member shall provide the notice set out in the preceding Item;

(4)	To receive a notice of the contents of the accounting audit report from the Accounting Auditor and to notify the contents to the other Audit and Supervisory Committee Members;

(5)	To agree with the Specified Director and the Accounting Auditor on the date on which the Specified Audit and Supervisory Committee Member shall receive the notice set out in the preceding Item;

(6)	To provide a notice of the contents of the audit report of the Audit and Supervisory Committee concerning statements of accounts to the Specified Director and the Accounting Auditor; and

(7)	To agree with the Specified Director on the date on which the Specified Audit and Supervisory Committee Member shall provide the notice set out in the preceding Item.

2. The Specified Audit and Supervisory Committee Member shall be a Full-time Audit and Supervisory Committee Member.

Article 11.  (Matters to be Consented by the Audit and Supervisory Committee)

The consent required by the Audit and Supervisory Committee to the matters set out below shall be made by a resolution at a meeting of the Audit and Supervisory Committee unless otherwise stipulated by laws and ordinances or the Articles of Incorporation:

(1)	To Submit an agenda concerning appointment of Audit and Supervisory Committee Members by the Directors to a General Meeting of Shareholders; and

(2)	Compensation of the Accounting Auditor or the Temporary Accounting Auditor.

Article 12.  (Matters to be Unanimously Consented by the Audit and Supervisory Committee Members)

1. The unanimous consent required by the Audit and Supervisory Committee Members to the matters set out below may be obtained upon deliberation at a meeting of the Audit and Supervisory Committee:

(1)	To dismiss the Accounting Auditor based on any of the dismissal reasons stipulated by laws and ordinances;

(2)	To submit an agenda to a General Meeting of Shareholders concerning partial exemption from liability of Directors;

(3)

To submit an agenda to a General Meeting of Shareholders concerning an amendment to the Articles of Incorporation which enables the Company to partially exempt the Directors from their liability by a resolution of the Board of Directors;

(4)	To submit an agenda to a meeting of the Board of Directors concerning partial exemption from liability of Directors in accordance with the provisions of the Articles of Incorporation;

(5)

To submit an agenda to a General Meeting of Shareholders concerning an amendment to the Articles of Incorporation which enables the Company to execute an agreement with non-executive Directors to exempt them from their liability; and

(6)	Intervention by the Company in an auxiliary capacity on the side of a Director party to a shareholder class action as a defendant.

2. The consent set out in the preceding paragraph may be obtained in writing or by electromagnetic record in case of urgent necessity.

Article 13.  (Deliberation on Exercise of Powers by Audit and Supervisory Committee Members)

Audit and Supervisory Committee Members may deliberate in advance at a meeting of the Audit and Supervisory Committee when the Members exercise their powers or perform their obligations with respect to the matters set out below:

(1)	Explanation on the questions which were notified to any Audit and Supervisory Committee Member by a shareholder prior to a General Meeting of Shareholders;

(2)	Report and other matters to the Board of Directors;

(3)	Report on the matters concerning agendas or documents or other things to be submitted to a General Meeting of Shareholders;

(4)

Request injunctive relief against acts of any Director or Operating Officer which are beyond the scope of the purpose of the Company or any other acts which violate laws and ordinances or the Articles of Incorporation; and

(5)	Statement of opinions concerning election, dismissal, resignation and compensation of Audit and Supervisory Committee Members at a General Meeting of Shareholders.

Article 14.  (Deliberation on Compensation)

If there is a unanimous consent of the Audit and Supervisory Committee Members, the Audit and Supervisory Committee may deliberate on compensation of the Audit and Supervisory Committee Members at a meeting of the Audit and Supervisory Committee.

Article 15.  (Reports to the Audit and Supervisory Committee)

1. Audit and Supervisory Committee Members shall, regularly and from time to time, report to the Audit and Supervisory Committee on the status of the performance of their duties and shall report whenever they are requested to do so by the Audit and Supervisory Committee.

2. An Audit and Supervisory Committee Member who has been reported by the Accounting Auditor, any of the Directors, Operating Officers, employees of the Internal Audit Division, etc., or any other persons shall report thereon to the Audit and Supervisory Committee.

3. The Audit and Supervisory Committee shall request the Accounting Auditor, any of the Directors, Operating Officers, employees of the Internal Audit Division, etc., and any other persons to report as necessary.

4. In relation to the preceding three (3) paragraphs, if the Audit and Supervisory Committee Member, Accounting Auditor, Director, Operating Officer, employee of the Internal Audit Division, etc., or the other person notifies the matters that should be reported to the Audit and Supervisory Committee to all of the Audit and Supervisory Committee Members, those matters are not required to be reported to the Audit and Supervisory Committee.

Article 16.  (Preparation of Audit Reports)

1. The Audit and Supervisory Committee shall prepare an audit report by its resolution.

2. The Audit and Supervisory Committee shall append an opinion of each of the Audit and Supervisory Committee Members to the audit report in the case that the contents of the audit report differ from the opinion of the Audit and Supervisory Committee Member and that the Member requests to do so.

3. Each Audit and Supervisory Committee Member shall sign or affix his or her name and seal (including electronic signature) to audit reports of the Audit and Supervisory Committee. The Full-time Audit and Supervisory Committee Members and the Audit and Supervisory Committee Members who are outside directors shall describe or record in the audit report to that effect.

4. If the Company prepares extraordinary statements of accounts or consolidated statements of accounts, the preceding three (3) paragraphs shall apply mutatis mutandis to the preparation of those documents.

Article 17.  (Minutes)

1. The Audit and Supervisory Committee Members shall prepare minutes for meetings of the Audit and Supervisory Committee, the contents of which should be the matters set out below, and each Audit and Supervisory Committee Member who is present at the meeting shall sign or affix his or her name and seal (including electronic signature) to the minutes.

(1)

Place, date, and time of the meeting (including the method of attendance of any Audit and Supervisory Committee Member, Director, Operating Officer or Accounting Auditor who was not at the location of the meeting but who attended the meeting of the Audit and Supervisory Committee);

(2)	Outline of the proceedings of the meeting and the results thereof;

(3)	The name of any Audit and Supervisory Committee Member who has special interests with a matter which should be resolved, if any;

(4)

Outline of the opinion or statement of any Audit and Supervisory Committee Member who stated his or her opinion or made a statement at the meeting of the Audit and Supervisory Committee concerning any of the matters set out below, if any:

(A)	A report from a Director or Operating Officer that he or she discovered a fact that might cause significant damage to the Company; or

(B)

A report from the Accounting Auditor that it discovered any unlawful act or material fact which violates laws and ordinances or the Articles of Incorporation with respect to the performance of the duties of Directors or Operating Officers;

(5)	The name or trade name of the Directors, Operating Officers and Accounting Auditor who were present at the meeting; and

(6)	The name of the chairman of the meeting of the Audit and Supervisory Committee.

2. In the case the report to the Audit and Supervisory Committee is not required pursuant to Paragraph 4 of Article 15 hereof, minutes containing the matters set out below shall be prepared:

(1)	The contents of the matters which are not required to be reported to the Audit and Supervisory Committee;

(2)	The date on which the report to the Audit and Supervisory Committee was no longer required to be reported to the Audit and Supervisory Committee; and

(3)	The name of the Audit and Supervisory Committee Member who performed his or her duties in connection with preparing the minutes.

3. The Company shall retain the minutes set out in the preceding two (2) paragraphs at its head office for ten (10) years.

Article 18.  (Secretariat of the Audit and Supervisory Committee)

The Audit and Supervisory Committee Staff who supports duties of Audit and Supervisory Committee Members shall take charge of affairs concerning the convocation of the meetings of the Audit and Supervisory Committee, preparation of the minutes and any other matters concerning operation of the Audit and Supervisory Committee.

Article 19.  (Code of Audit and Supervisory Committee Auditing Standards)

Matters concerning the Audit and Supervisory Committee and audit, etc. of Audit and Supervisory Committee Members shall be governed by the Code of Audit and Supervisory Committee Auditing Standards in addition to laws and ordinances, the Articles of Incorporation and these Regulations.

Article 20.  (Amendment to and Abolition of the Regulations)

Any amendment to or abolition of these Regulations shall be made by the Audit and Supervisory Committee.

(Supplementary Provision)

These Regulations come into force as of June 15, 2017.

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